EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this 1999 Annual Report on Form 10-KSB of LMKI, Inc. of our report dated November 10, 1999 relating to the consoldiated balance sheets of LMKI, Inc. as of August 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period then ended.


                                        TIMOTHY L. STEERS, CPA, LLC

Portland, Oregon
November 10,1999